EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Preliminary Prospectus of Westfield America, Inc., dated May 28, 1999, for the registration of common stock and preferred stock and to the incorporation by reference therein of our report dated January 25, 1999 with respect to the consolidated financial statements of Westfield America, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated January 19, 1998, with respect to the statement of revenues and certain expenses of Topanga Plaza for the year ended December 31, 1997, which is included in the Current Report on Form 8-K dated February 3, 1999 and incorporated by reference in the above mentioned Registration Statement on Form S-3 and related Preliminary Prospectus dated May 28, 1999.



                                               /s/ Ernst & Young LLP

May 28, 1999
Los Angeles, California